Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 20, 2006)  -  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended July 1, 2006 of $650,400, or $.11 per share diluted, compared to net income of $542,600, or $.08 per share diluted, in 2005.  For the six months ended July 1, 2006, net income was $1,763,700, or $.29 per share diluted, compared to net income of $1,242,500, or $.19 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “During the second quarter the franchising business continued its modest growth and our leasing businesses added assets at an acceptable level.  We launched a $50 million subordinated debt offering which, when combined with our bank line of credit and cash flow from operations will allow us to finance our growth for the foreseeable future.”

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At July 1, 2006, there were 819 franchise stores in operation under the Company’s brands and an additional 44 franchises awarded but not open.  Of the stores in operation, there were 394 Play It Again Sports®, 208 Once Upon A Child®, 171 Plato’s Closet®, 41 Music Go Round® and 5 Wirth Business Credit® franchises.  In addition, at July 1, 2006, the Company had an equipment leasing portfolio equal to $13.3 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	July 1, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$1,343,200	$2,947,700
Receivables, less allowance for doubtful accounts of $40,900 and $188,700	2,071,500	1,836,300
Investment in direct finance leases	3,234,700	1,478,200
Income tax receivable	548,500	620,500
Inventories	74,000	67,000
Prepaid expenses	1,146,400	804,000
Deferred income taxes	776,800	776,800
Total current assets	9,195,100	8,530,500

Long-term investment in leasing operations	10,077,800	5,492,400
Long-term investments	11,500,000	11,000,000
Long-term receivables, net	77,800	94,300
Property and equipment, net	529,000	448,600
Other assets, net	607,500	607,500
Deferred income taxes	375,400	375,400
	$32,362,600	$26,548,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of Credit	$11,000,000	$—
Accounts payable	581,500	1,156,400
Accrued liabilities	1,698,900	1,435,900
Current discounted lease rentals	151,900	147,600
Rents received in advance	293,600	167,600
Current deferred revenue	856,000	829,100
Total current liabilities	14,581,900	3,736,600

Long-term renewable subordinated notes	3,720,000	—

Long-term discounted lease rentals	121,000	185,600

Long-term deferred revenue	392,300	339,600

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,632,042 and 6,049,037 shares issued and outstanding	—	3,840,500
Retained earnings	13,547,400	18,446,400

Total shareholders’ equity	13,547,400	22,286,900
	$32,362,600	$26,548,700

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	July 1, 2006	June 25, 2005	July 1, 2006	June 25, 2005
REVENUE:
Royalties	$4,476,700	$4,208,700	$9,520,500	$8,723,100
Merchandise sales	790,000	1,712,000	2,080,700	3,947,600
Franchise fees	460,700	225,000	675,700	415,000
Leasing income	424,900	93,400	686,700	154,300
Other	121,000	124,700	283,000	268,500
Total revenue	6,273,300	6,363,800	13,246,600	13,508,500

COST OF MERCHANDISE SOLD	757,600	1,400,300	1,996,700	3,320,300

LEASING EXPENSE	42,900	—	46,700	—

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,406,900	3,987,000	8,728,300	8,032,400

Income from operations	1,065,900	976,500	2,474,900	2,155,800

LOSS FROM EQUITY INVESTMENTS	—	(89,200)	—	(183,300)

GAIN (LOSS) ON SALE OF INVESTMENTS	—	(14,800)	—	6,500

INTEREST EXPENSE	(121,400)	—	(121,400)	—

INTEREST AND OTHER INCOME	145,200	84,900	601,300	144,900

Income before income taxes	1,089,700	957,400	2,954,800	2,123,900

PROVISION FOR INCOME TAXES	(439,300)	(414,800)	(1,191,100)	(881,400)

NET INCOME	$650,400	$542,600	$1,763,700	$1,242,500

EARNINGS PER SHARE – BASIC	$.11	$.09	$.30	$.21

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,855,150	6,097,003	5,945,549	6,030,909

EARNINGS PER SHARE – DILUTED	$.11	$.08	$.29	$.19

WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	6,078,964	6,516,921	6,157,944	6,471,219